Exhibit 10.1

DEED OF NON-REDEMPTION

This DEED OF NON-REDEMPTION (this “Deed”) is dated as of July 7, 2023

BY

TOKYO CENTURY CORPORATION, a Japanese corporation incorporated under the laws of Japan (the “Investor”)

IN FAVOR OF

AP ACQUISITION CORP, an exempted company limited by shares incorporated under the laws of the Cayman Islands (the “Company”).

RECITALS

WHEREAS, the Company is a special purpose acquisition company whose Class A ordinary shares (“Company Shares”) are traded on the New York Stock Exchange under the ticker symbol “APCA”, among other securities of the Company;

WHEREAS, the Company, JEPLAN Holdings, Inc., a Japanese corporation (kabushiki kaisha) incorporated under the laws of Japan (“PubCo”), JEPLAN MS, Inc., an exempted company limited by shares incorporated under the laws of the Cayman Islands and a direct wholly-owned subsidiary of PubCo and JEPLAN, Inc., a Japanese corporation (kabushiki kaisha) incorporated under the laws of Japan have entered into a business combination agreement, dated as of June 16, 2023 (as may be amended and/or restated from time to time, the “Business Combination Agreement”);

WHEREAS, the Investor is delivering this Deed in favor of the Company in anticipation of the closing of the business combination contemplated by the Business Combination Agreement (the “Business Combination”);

WHEREAS, as of the date hereof the Investor is the record and beneficial owner of the Subject Shares (as defined below);

WHEREAS, pursuant to the terms of this Deed and in connection with the Business Combination, the Investor desires to undertake to refrain from exercising its SPAC Shareholder Redemption Right with respect to the Subject Shares; and

WHEREAS, all capitalized terms used but not defined herein shall have the respective meanings specified in the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the Investor hereby irrevocably undertakes as follows:

1.     Non-Redemption Undertaking. Subject to the terms and conditions set forth in this Deed, the Investor hereby irrevocably and unconditionally undertakes that it will not elect to redeem, tender or submit for redemption, or otherwise exercise its SPAC Shareholder Redemption Right with respect to, 500,000 Company Shares (the “Subject Shares”) either in connection with the Business Combination or in connection with any other meeting of Company shareholders or other event which would enable the Investor to exercise its SPAC Shareholder Redemption Right at any time prior to the Closing.

2.     Restrictions. The Investor hereby undertakes that from the date hereof until the date of termination of this Deed, it shall not, directly or indirectly, sell, transfer, tender, grant, pledge, assign or otherwise dispose of (including by gift, tender or exchange offer, merger or operation of law), encumber, hedge or utilize a derivative to transfer the economic interest in (each a “Transfer”), or enter into any Contracts, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares to any Person other than pursuant to the Business Combination Agreement at Closing.

3.     Representations and Warranties. Each of the parties hereto represents and warrants to the other party that: (a) it is a validly existing company or corporation under the laws of the jurisdiction of its formation or incorporation; (b) this Deed constitutes a valid and legally binding obligation on it in accordance with its terms, subject to laws relating to bankruptcy, insolvency and relief of debtors, and laws governing specific performance, injunctive relief and other equitable remedies; (c) the execution, delivery and performance of this Deed by it has been duly authorized by all necessary corporate action, and (d) the execution, delivery and performance of this Deed will not result in a violation of its Organizational Documents or conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contracts to which it is a party or by which it is bound. The Investor represents and warrants to the Company that, as of the date hereof, the Investor beneficially owns the Subject Shares.

4.     Termination. This Deed and all of its provisions shall terminate and be of no further force or effect upon the earliest to occur of (a) the termination of the Business Combination Agreement in accordance with its terms, (b) the mutual written consent of the parties hereto and (c) the Merger Effective Time. Upon any termination of this Deed, all obligations of the parties under this Deed will terminate, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby; provided that, notwithstanding the foregoing or anything to the contrary in this Deed, the termination of this Deed pursuant to sub-clauses (a) and (c) above shall not affect any liability on the part of any party for breach of this Deed prior to such termination. This Section 4 through and including Section 7 of this Deed will survive the termination of this Deed. The Company hereby undertakes that it shall notify the Investor of the termination of this Deed immediately after it occurs.

5.     Expenses. Each party shall be responsible for its own fees and expenses related to this Deed and the transactions contemplated hereby.

6.     Trust Account Waiver. The Investor acknowledges that pursuant to the SPAC Prospectus, including the Trust Agreement, the Company has established the Trust Account for the benefit of the Company’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Investor further acknowledges and agrees that the Company’s sole assets consist of the cash proceeds of the Company’s IPO and private placements of its securities occurring simultaneously with the IPO, and that substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. Accordingly, the Investor (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind arising out of this Deed against, and any right to access, the Trust Account, any trustee of the Trust Account and the Company, to collect from the Trust Account any monies that may be owed to them by the Company or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason. Notwithstanding the foregoing, nothing herein shall serve to limit or prohibit the Investor’s right to pursue a claim against the Company pursuant to this Deed for legal relief against monies or other assets of the Company held outside the Trust Account or for specific performance or other equitable relief in connection with the transactions contemplated in this Deed or for intentional fraud in the making of the representations and warranties in Section 3. This Section 6 shall survive the termination of this Deed for any reason.

7.     Governing Law; Dispute Resolution. This Deed shall be governed by and construed in accordance with the laws of Hong Kong without giving effect to any choice or conflict of law provision or rule thereof. Any dispute, controversy, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Deed, including the existence, validity, interpretation, performance, breach or termination thereof, the validity, scope and enforceability of this arbitration provision and any dispute regarding non-contractual obligations arising out of or relating to it (each, a “Dispute”) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitrators shall be nominated and appointed in accordance with the HKIAC Administered Arbitration Rules. The language of the arbitration proceedings (including but not limited to all correspondence, submissions and written decisions) shall be English. During the course of the arbitral tribunal’s adjudication of the Dispute, this Deed shall continue to be performed except with respect to the part in dispute and under adjudication. The award shall be final and binding upon the parties to the arbitration. Judgment upon the award may be entered by any court having jurisdiction over the award or having jurisdiction over the relevant party or its assets.

8.     Additional Covenants. The Investor hereby covenants and agrees that, except for this Deed, the Investor shall not, at any time while this Deed remains in effect, enter into any Contract or take any action that would make any representation or warranty of the Investor contained herein untrue or inaccurate in any material respect or have the effect of preventing or disabling the Investor from performing any of its obligations under this Deed.

9.     Non-Reliance. The Investor has had the opportunity to consult its own advisors, including legal, financial and tax advisors, regarding this Deed or the arrangements contemplated hereunder and the Investor hereby acknowledges that neither the Company nor any representative or Affiliate of the Company has provided or will provide the Investor with any legal, financial, tax or other advice relating to this Deed or the arrangements contemplated hereunder.

10.   No Third Party Beneficiaries. This Deed shall be for the sole benefit of the parties and their respective successors and permitted assigns. This Deed is not intended, nor shall be construed, to give any Person, other than the parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason of this Deed. Other than the Company and the Investor, a Person who is not a party to this Deed shall not have any right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) to enforce any term of this Deed.

11.   Assignment. This Deed and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Deed nor any of the rights, interests or obligations hereunder will be assigned (including by operation of law) without the prior written consent of the non-assigning party hereto.

12.   Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Deed are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that monetary damages may not be an adequate remedy for such breach and the non-breaching party shall be entitled to seek injunctive relief, in addition to any other remedy that such party may have in law or in equity.

13.   Amendment. This Deed may not be amended, changed, supplemented, waived or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto.

14.   Severability. If any provision of this Deed is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Deed will remain in full force and effect. Any provision of this Deed held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15.   No Partnership, Agency or Joint Venture. This Deed is intended to create a contractual relationship between the Investor, on the one hand, and the Company, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties.

16.   Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set out below (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt), and (d) if sent by registered post, five days after posting. The initial addresses and email addresses of the parties for the purpose of this Deed are:

If to the Company:

AP Acquisition Corp

10 Collyer Quay

#37-00 Ocean Financial Center, Singapore

Attention: Keiichi Suzuki

Email: keiichi.suzuki@advantagepartners.com

with a copy (which will not constitute notice) to:

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Jesse Sheley; Joseph Raymond Casey

Email: jesse.sheley@kirkland.com; joseph.casey@kirkland.com

If to the Investor:

Tokyo Century Corporation

[●]

Attention: [●]

Email: [●]

17.   Counterparts. This Deed may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument, and shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law.

18.   Entire Agreement. This Deed and the agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto to the extent that they relate in any way to the subject matter hereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Deed of Non-Redemption as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED AS A DEED in the name of	)	/s/ Yoshimasa Kaneko
TOKYO CENTURY CORPORATION	)
by its duly authorized representative	)
)
)
)

in the presence of:		By executing this document the signatory warrants that the signatory is duly authorized to execute this document on behalf of Tokyo Century Corporation

/s/ Shunji Uchida
Signature of Witness
Name: Shunji Uchida

[Signature Page to Deed of Non-Redemption]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Deed of Non-Redemption as a deed as of the date first written above.

SIGNED, SEALED AND DELIVERED AS A DEED in the name of AP ACQUISITION CORP by its duly authorized representative	) )	/s/ Keiichi Suzuki
)
)
)
)
in the presence of:		By executing this document the signatory warrants that the signatory is duly authorized to execute this document on behalf of AP Acquisition Corp

/s/ Shinya Takizawa
Signature of Witness
Name: Shinya Takizawa

[Signature Page to Deed of Non-Redemption]